                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               FEDEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]
                                                              FEDEX CORPORATION
                                                              942 SOUTH SHADY GROVE ROAD
                                                              MEMPHIS, TENNESSEE 38120

     ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 25, 2000

        ---------------------------------------------------------------

To Our Stockholders:

    You are invited to attend the Annual Meeting of Stockholders of FedEx Corporation (the "Company") to be held at The Westin William Penn, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, on Monday, September 25, 2000, at 10:00 a.m. Eastern Time. At the meeting, stockholders will be asked to vote on the following proposals:

PROPOSAL 1.          Election of three directors, each with a term of three
                     years; and

PROPOSAL 2.          Ratification of the appointment of Arthur Andersen LLP as
                     independent auditors of the Company for fiscal year 2001.

Stockholders also will transact any other business that may properly come before the meeting.

    The record date for the annual meeting is July 31, 2000. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

                                          By order of the Board of Directors,

                                          /s/ Kenneth R. Masterson

                                          KENNETH R. MASTERSON
                                                  SECRETARY

August 14, 2000

    PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN EITHER THE UNITED STATES OR CANADA.

    IF YOU VOTE ON THE INTERNET, YOU MAY ELECT TO HAVE NEXT YEAR'S PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS DELIVERED TO YOU VIA THE INTERNET. WE STRONGLY ENCOURAGE YOU TO ENROLL IN INTERNET DELIVERY. IT IS A COST-EFFECTIVE WAY FOR THE COMPANY TO SEND YOU PROXY MATERIALS AND ANNUAL REPORTS.

    YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                               FEDEX CORPORATION
                           942 South Shady Grove Road
                            Memphis, Tennessee 38120

                      ------------------------------------

                              2000 PROXY STATEMENT

                          ---------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INFORMATION ABOUT THE ANNUAL MEETING........................      2
  What is the purpose of the annual meeting?................      2
  Who is entitled to vote?..................................      2
  Am I entitled to vote if my shares are held in "street
    name"?..................................................      2
  How many shares must be present to hold the meeting?......      2
  What if a quorum is not present at the meeting?...........      2
  How do I vote?............................................      2
  Can I change my vote after I submit my proxy?.............      3
  Will my vote be kept confidential?........................      3
  Who will count the votes?.................................      3
  How does the Board of Directors recommend I vote on the
    proposals?..............................................      3
  What if I do not specify how my shares are to be voted?...      4
  Will any other business be conducted at the meeting?......      4
  How many votes are required to elect the director
    nominees?...............................................      4
  What happens if a nominee is unable to stand for
    election?...............................................      4
  How many votes are required to ratify the appointment of
    the Company's independent auditors?.....................      4
  How will abstentions be treated?..........................      4
  How will broker non-votes be treated?.....................      4

STOCK OWNERSHIP.............................................      5
  Directors and Executive Officers..........................      5
  Section 16(a) Beneficial Ownership Reporting Compliance...      6
  Significant Stockholders..................................      6

PROPOSAL 1 -- ELECTION OF DIRECTORS.........................      7
  Current Nominees..........................................      7
  Continuing Directors......................................      8

MEETINGS AND COMMITTEES.....................................     10
  Meetings..................................................     10
  Committees................................................     10

COMPENSATION OF DIRECTORS...................................     11

SUMMARY COMPENSATION TABLE..................................     12

OPTION/SAR GRANTS IN LAST FISCAL YEAR.......................     14

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
  FISCAL YEAR-END OPTION/SAR VALUES.........................     15

                               TABLE OF CONTENTS
                                  (Continued)

                                                                PAGE
                                                              --------
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR.....     16

PENSION PLAN TABLE..........................................     17

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION
  COMMITTEE OF THE BOARD OF DIRECTORS.......................     18

CHANGE IN CONTROL ARRANGEMENTS..............................     20
  Stock Incentive and Restricted Stock Plans................     20
  Management Retention Agreements...........................     20

TRANSACTIONS WITH MANAGEMENT AND OTHERS AND COMPENSATION
  COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION............     22
  Loans to Management.......................................     22
  Certain Relationships and Related Party Transactions......     22
  Consulting Agreement......................................     22

STOCK PERFORMANCE GRAPH.....................................     23

PROPOSAL 2 -- AUDITORS......................................     24

OTHER MATTERS...............................................     24

ADDITIONAL INFORMATION......................................     24
  Proxy Solicitation........................................     24
  Stockholder Proposals for 2001 Annual Meeting.............     24

FEDEX CORPORATION                                           2000 PROXY STATEMENT
942 SOUTH SHADY GROVE ROAD
MEMPHIS, TENNESSEE 38120

    This proxy statement is furnished in connection with the solicitation of proxies by FedEx Corporation (the "Company"), on behalf of its Board of Directors, for use at the Annual Meeting of Stockholders to be held at The Westin William Penn, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, on Monday, September 25, 2000, at 10:00 a.m. Eastern Time. At the meeting, stockholders will vote on the election of directors and the ratification of the Company's independent auditors. The proposals are set forth in the Notice of Annual Meeting of Stockholders and are described in more detail in this proxy statement. Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

    By submitting your proxy (either by executing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Kenneth R. Masterson, the Company's Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., the Company's Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. These persons also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

    The Company's Annual Report to Stockholders for the fiscal year ended May 31, 2000, which includes the Company's annual financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

    This proxy statement and the accompanying materials are being distributed to stockholders on or about August 14, 2000.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

                      INFORMATION ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the annual meeting, stockholders will vote on the following proposals:

    PROPOSAL 1. Election of three directors, each with a term of three years;
                and

    PROPOSAL 2. Ratification of the appointment of Arthur Andersen LLP as the
                Company's independent auditors.

The stockholders also will transact any other business that may properly come before the meeting. Members of the Company's management team will be present at the meeting to respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

    The record date for the meeting is July 31, 2000. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Company's common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 284,896,101 shares of common stock outstanding.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

    If you are the beneficial owner of shares held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to certain "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes."

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

    A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

    If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

HOW DO I VOTE?

    1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

    2. YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET. If you are a registered stockholder (that is, if you hold your stock in your own name) or if your shares are held in any employee benefit plan of the Company or its subsidiaries, you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card.

    If your shares are registered in the name of a bank or brokerage firm, you still may be eligible to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

    NOTE: IF YOU VOTE ON THE INTERNET, YOU MAY ELECT TO HAVE NEXT YEAR'S PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS DELIVERED TO YOU VIA THE INTERNET. WE STRONGLY ENCOURAGE YOU TO ENROLL IN INTERNET DELIVERY. IT IS A COST-EFFECTIVE WAY FOR THE COMPANY TO SEND YOU PROXY MATERIALS AND ANNUAL REPORTS.

    3. YOU MAY VOTE IN PERSON AT THE MEETING. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, the Company will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in "street name" who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

    Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting:

    - by signing another proxy with a later date;

    - by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

    - if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.

    Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed.

WILL MY VOTE BE KEPT CONFIDENTIAL?

    Yes, your vote will be kept confidential and not disclosed to the Company unless:

    - required by law (including in connection with the pursuit or defense of legal or regulatory actions or proceedings);

    - you expressly request disclosure on your proxy; or

    - there is a contested election for the Board of Directors.

WHO WILL COUNT THE VOTES?

    The votes will be tabulated and certified by the Company's transfer agent, Equiserve--First Chicago Trust Division. A representative of the transfer agent will serve as the inspector of election.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

    Your Board recommends that you vote:

    - FOR election of the three nominees to the Board of Directors; and

    - FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

    If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

    - FOR election of the three nominees to the Board of Directors; and

    - FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

    The Board of Directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO ELECT THE DIRECTOR NOMINEES?

    The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

    If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF THE COMPANY'S
  INDEPENDENT AUDITORS?

    The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

HOW WILL ABSTENTIONS BE TREATED?

    If you abstain from voting on Proposal 2, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on Proposal 2, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

HOW WILL BROKER NON-VOTES BE TREATED?

    Shares treated as broker non-votes will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will have the following effects:

    PROPOSAL 1. Broker non-votes will have no effect on the election of directors.

    PROPOSAL 2. Broker non-votes will not be counted in determining the number of shares necessary for ratification of the appointment of the Company's independent auditors and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of this proposal.

                                STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the amount of the Company's common stock beneficially owned by each director of the Company, each of the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group, as of July 31, 2000. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                                   AGGREGATE NUMBER
                                                      OF SHARES        SHARES ACQUIRABLE   PERCENT OF
NAME OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   WITHIN 60 DAYS(1)    CLASS(2)
------------------------                          ------------------   -----------------   ----------
Smith, Frederick W. ............................      19,930,992(3)        1,205,000          6.97%
Allen, Robert H.................................          27,616              16,000          *
Barksdale, James L. ............................          14,800(4)            8,000          *
Cox, Robert L. .................................         120,000(5)           36,000          *
DeNunzio, Ralph D...............................          12,000              48,000          *
Estrin, Judith L................................           8,000              44,000          *
Greer, Philip...................................          70,462(6)           48,000          *
Hyde, J. R., III................................          84,000(7)           48,000          *
Jackson, Shirley A. ............................               0               8,000          *
Mitchell, George J. ............................           8,000              28,000          *
Smith, Joshua I. ...............................           1,200              20,000          *
Walsh, Paul S. .................................           6,000              22,000          *
Willmott, Peter S. .............................         176,300              44,000          *
Masterson, Kenneth R. ..........................          66,250             314,200          *
Graf, Alan B., Jr. .............................         152,002             203,500          *
Jones, Dennis H. ...............................         421,582             157,712          *
Glenn, T. Michael ..............................         112,000             257,000          *
All directors and executive officers as a group
  (19 persons)..................................      21,251,340           2,642,912          7.39%

--------------------

*   Less than 1% of the Company's outstanding common stock.

(1) Reflects the number of shares of common stock that can be acquired at July 31, 2000 or within 60 days thereafter through the exercise of options granted under the Company's Stock Incentive Plans.

(2) Based on 284,896,101 shares of common stock outstanding on July 31, 2000 plus shares of common stock subject to options held by each respective person and exercisable at July 31, 2000 or within 60 days thereafter.

(3) Includes 15,789,712 shares of common stock owned of record by Mr. Smith and 4,141,280 shares of common stock beneficially owned by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company. First Tennessee Bank, N.A., Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise. Mr. Smith's business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(4) Includes 2,000 shares of common stock held in a managed account of which Mr. Barksdale is trustee and 12,800 shares of common stock held in other managed accounts.

(5) Includes 100,000 shares of common stock owned by RLC Family Partners, L.P., a limited partnership of which Mr. Cox is the President. Excludes 16,000 shares owned by Mr. Cox's wife as to which Mr. Cox disclaims beneficial ownership.

(6) Excludes 49,524 shares of common stock owned of record and beneficially by members of Mr. Greer's family as to which Mr. Greer disclaims beneficial ownership.

(7) Includes 16,000 shares of common stock owned by a family trust and members of Mr. Hyde's family.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of the Company's common stock. The Company's directors, executive officers and greater than ten percent stockholders are required to furnish the Company with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports and the Company is required to disclose in this proxy statement any late filings or failures to file.

    Based solely upon a review of the copies of these reports (and any amendments thereto) furnished to the Company, and on written representations from certain reporting persons that no additional reports were required, the Company believes that its directors, executive officers and greater than ten percent stockholders complied with all these filing requirements for the fiscal year ended May 31, 2000.

SIGNIFICANT STOCKHOLDERS

    The following table lists certain persons who owned beneficially, as of March 31, 2000, more than five percent of the Company's common stock.

                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                       --------------------   ----------------
PRIMECAP Management Company..............................      22,891,600(1)            8.0%
  225 South Lake Avenue, Suite 400
  Pasadena, California 91101

Southeastern Asset Management, Inc. .....................      17,267,596(2)            6.0%
  6410 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119

--------------------

(1) PRIMECAP Management Company, a registered investment adviser, has sole voting power over 4,665,600 shares and sole investment power over 22,891,600 shares.

(2) Southeastern Asset Management, Inc., a registered investment adviser,
    (i) has sole voting power over 9,592,896 shares, (ii) has shared voting and investment power over 6,064,600 shares owned by Longleaf Partners Fund, a series of Longleaf Partners Funds Trust, a registered open-end management investment company, and (iii) has sole investment power over 11,175,796 shares. Southeastern has no voting power with respect to 1,610,100 shares and no investment power with respect to 27,200 shares (these figures do not include 361,000 shares held by completely non-discretionary accounts over which Southeastern has neither voting nor investment power and for which it disclaims beneficial ownership). Mr. O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern, disclaims beneficial ownership of all of the shares in the event he could be deemed to be a controlling person of Southeastern as a result of his official positions with Southeastern or his ownership of its voting securities. Mr. Hawkins expressly disclaims the existence of such control.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

CURRENT NOMINEES

    The Company's Board of Directors currently consists of thirteen directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Company's Class II directors will expire at the upcoming annual meeting. The Company has nominated Ralph D. DeNunzio, George J. Mitchell and Joshua I. Smith for election as Class II directors for three-year terms expiring at the annual meeting of stockholders to be held in 2003 and until their successors are elected and qualified. Each nominee currently serves as a Class II director. If all three nominees are elected, the Company's Board of Directors will consist of twelve directors, as Robert H. Allen, a Class I director and member of the Compensation Committee, is retiring immediately preceding the meeting in accordance with the Company's mandatory retirement policy.

    Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

    The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES.

    The following table sets forth, with respect to each nominee, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of the Company (or its predecessor Federal Express Corporation) and directorships held in other companies.

                            NOMINEES FOR ELECTION AS
                      CLASS II DIRECTORS FOR A THREE-YEAR
                    TERM EXPIRING AT THE 2003 ANNUAL MEETING

DIRECTOR, YEAR FIRST                                  PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR       AGE                       BUSINESS AND DIRECTORSHIPS
--------------------    --------                    --------------------------
Ralph D. DeNunzio          68      President of Harbor Point Associates, Inc., a private
    1981                           investment and consulting firm, since October 1987.
                                   Director, Harris Corporation and NIKE, Inc.

George J. Mitchell         66      Special Counsel to Verner, Liipfert, Bernhard, McPherson and
    1995                           Hand, a law firm, since January 1995; Member of the United
                                   States Senate from May 1980 to January 1995. Director,
                                   Casella Waste Systems, Inc., Staples, Inc., Starwood Hotels
                                   & Resorts Worldwide, Inc., Unilever PLC, UnumProvident
                                   Corporation, The Walt Disney Company and Xerox Corporation.

Joshua I. Smith            59      Vice Chairman and President of iGate, Inc., a broadband
    1989                           networking company, since June 2000; Chairman, President and
                                   Chief Executive Officer of The MAXIMA Corporation, an
                                   information and data processing firm, from 1978 to June
                                   2000. The MAXIMA Corporation filed for reorganization in
                                   federal bankruptcy court in June 1998. Director, The
                                   Allstate Corporation, CardioComm Solutions Inc. and
                                   Caterpillar Inc.

CONTINUING DIRECTORS

    The terms of the Company's five Class III directors expire at the annual meeting of stockholders to be held in 2001. The terms of the Company's four continuing Class I directors expire at the annual meeting of stockholders to be held in 2002. The following tables set forth, with respect to each Class III and Class I director, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company (or its predecessor Federal Express Corporation) and directorships held in other companies.

                    CLASS III DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

DIRECTOR, YEAR FIRST                                  PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR       AGE                       BUSINESS AND DIRECTORSHIPS
--------------------    --------                    --------------------------
Judith L. Estrin           45      President and Chief Executive Officer of Packet Design,
    1989                           Inc., an Internet technology company, since May 2000; Senior
                                   Vice President and Chief Technology Officer of Cisco
                                   Systems, Inc., a networking systems company, from April 1998 to April 2000; President and Chief Executive Officer of
                                   Precept Software, Inc., a computer software company, from
                                   March 1995 to April 1998; Consultant from September 1994 to
                                   March 1995. Director, Sun Microsystems, Inc. and The Walt
                                   Disney Company.

Philip Greer               64      Senior Managing Director of Weiss, Peck & Greer, L.L.C., an
    1974                           investment management firm, since 1995; General Partner of
                                   Weiss, Peck & Greer from 1970 to 1995. Director, Network
                                   Computing Devices, Inc. and The Robert Mondavi Corporation.

J. R. Hyde, III            57      Chairman of Pittco Management, LLC, an investment management
    1977                           company, since January 1998; President of Pittco, Inc., an investment company, since April 1989; Chairman of AutoZone,
                                   Inc., an auto parts retail chain, from May 1986 to March
                                   1997; Chief Executive Officer of AutoZone, Inc. from May
                                   1986 to December 1996. Director, AutoZone, Inc.

Shirley A. Jackson         54      President of Rensselaer Polytechnic Institute, a
    1999                           technological university, since July 1999; Chairman and
                                   Commissioner of the United States Nuclear Regulatory
                                   Commission from July 1995 to June 1999; Commissioner of the
                                   United States Nuclear Regulatory Commission from May 1995 to
                                   July 1995; Professor of Physics at Rutgers University from
                                   July 1991 to May 1995. Director, Newport News Shipbuilding
                                   Inc., Sealed Air Corporation, USX Corporation and UtiliCorp
                                   United Inc.

Frederick W. Smith         55      Chairman, President and Chief Executive Officer of the
    1971                           Company since January 1998; Chairman of Federal Express
                                   Corporation since 1975; Chairman, President and Chief
                                   Executive Officer of Federal Express Corporation from 1983 to January 1998; Chief Executive Officer of Federal Express
                                   Corporation from 1977 to January 1998; President of Federal
                                   Express Corporation from 1971 to 1975. Director, Value
                                   America, Inc.

                     CLASS I DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

DIRECTOR, YEAR FIRST                                  PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR       AGE                       BUSINESS AND DIRECTORSHIPS
--------------------    --------                    --------------------------
James L. Barksdale         57      Managing Partner, The Barksdale Group, a venture capital
    1999                           firm, from April 1999 to present; President and Chief
                                   Executive Officer of Netscape Communications Corporation, a
                                   provider of software, services and Web site resources to
                                   Internet users, from January 1995 to March 1999; President,
                                   Chief Executive Officer and Chief Operating Officer of AT&T
                                   Wireless Services (formerly McCaw Cellular Communications,
                                   Inc. (collectively, "McCaw")), a cellular telecommunications company, from September 1994 to January 1995; President and
                                   Chief Operating Officer of McCaw from January 1992 to
                                   September 1994; Executive Vice President and Chief Operating
                                   Officer of Federal Express Corporation from April 1983 to
                                   January 1992; Director of Federal Express Corporation from
                                   April 1983 to October 1991; Senior Vice President-Data
                                   Systems of Federal Express Corporation from February 1979 to
                                   April 1983. Director, America Online, Inc., HomeGrocer.com,
                                   Inc., Liberate Technologies, The Robert Mondavi Corporation,
                                   Sun Microsystems, Inc. and 3Com Corporation.

Robert L. Cox              64      Partner, Waring Cox, a law firm, for more than the past five
    1993                           years; Secretary of Federal Express Corporation from June
                                   1971 to September 1993.

Paul S. Walsh              45      Group Chief Operating Officer of Diageo plc, a consumer food
    1996                           and beverage company, since January 2000; Chairman,
                                   President and Chief Executive Officer of The Pillsbury
                                   Company, a wholly-owned subsidiary of Diageo plc, from April
                                   1996 to January 2000; Chief Executive Officer of The
                                   Pillsbury Company from January 1992 to April 1996. Director,
                                   Ceridian Corporation and Diageo plc.

Peter S. Willmott          63      Chairman and Chief Executive Officer of Willmott Services,
    1974                           Inc., a retail and consulting firm, since June 1989; Chief
                                   Executive Officer and President of Zenith Electronics
                                   Corporation, an electronics manufacturing company, from July
                                   1996 to January 1998 (Zenith Electronics Corporation filed for reorganization in federal bankruptcy court in August
                                   1999); President and Chief Operating Officer of Federal
                                   Express Corporation from September 1980 to May 1983;
                                   Executive Vice President of Federal Express Corporation from
                                   1977 to 1980; Senior Vice President-Finance and
                                   Administration of Federal Express Corporation from 1974 to
                                   1977. Director, Security Capital Group Incorporated.

                            MEETINGS AND COMMITTEES

MEETINGS

    The Board of Directors conducted five regular meetings and one special meeting during fiscal 2000. Each director attended at least 75% of the meetings of the Board and any committees on which he or she served.

COMMITTEES

    The Board of Directors has an Audit Committee, a Compensation Committee and an Information Technology Oversight Committee. The Board does not have a nominating committee, such function being reserved to the full Board of Directors. Committee memberships are as follows:

                                                              INFORMATION TECHNOLOGY
AUDIT COMMITTEE                COMPENSATION COMMITTEE         OVERSIGHT COMMITTEE
---------------                ----------------------         ----------------------
Philip Greer (Chairman)        Ralph D. DeNunzio (Chairman)   Judith L. Estrin (Chairman)
Robert L. Cox                  Robert H. Allen                James L. Barksdale
George J. Mitchell             J. R. Hyde, III                Shirley A. Jackson
Joshua I. Smith                Paul S. Walsh
Peter S. Willmott

    The functions of the Audit Committee, which held nine meetings during fiscal 2000, are as follows:

    - review the Company's financial reporting process on behalf of the Board of Directors;

    - review the adequacy of the Company's accounting and internal control systems;

    - oversee the entire audit function, both internal and independent; and

    - provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

    The functions of the Compensation Committee, which held five meetings during fiscal 2000, are as follows:

    - determine the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of the Company;

    - administer the Company's stock incentive and restricted stock plans;

    - oversee the administration of the Company's employee benefit plans covering employees generally; and

    - make recommendations to the Board of Directors with respect to the Company's compensation policies.

    The functions of the Information Technology Oversight Committee, which held two meetings during fiscal 2000, are as follows:

    - review and oversee significant information technology related internal control issues;

    - oversee major information technology related projects and technology architecture decisions; and

    - make recommendations to the Board of Directors with respect to the Company's information technology strategies and investments.

                           COMPENSATION OF DIRECTORS

    For fiscal 2001, non-employee (outside) directors will be paid:

    - a quarterly retainer of $10,000;

    - $2,000 for each meeting of the Board attended; and

    - $1,200 for each committee meeting attended.

Committee chairmen will be paid an additional annual fee of $8,000. Outside directors also will be granted an option under the Company's 1997 Stock Incentive Plan, as amended, for 8,000 shares of common stock on each of the next three annual meeting dates, including the 2000 annual meeting. Officers of the Company receive no additional compensation for serving as directors.

    At its July 1997 meeting, the Board of Directors of Federal Express Corporation (the Company's predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). This plan is unfunded and any benefits under the plan are payable out of the assets of the Company as a general, unsecured obligation of the Company.

    Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. In general, each director is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of the Company next following the date of termination of his or her directorship or the date such director attains age 60, whichever is later. The benefit is an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to 10% for each year of service up to 100% of the annual retainer fee being paid to the outside director at the time the plan was frozen. Each outside director then serving on the Board, who was not yet vested (three directors), will now receive a benefit equal to 10% for each year of service up to the date the plan was frozen. The remaining outside directors will receive their benefits based on their years of service and annual retainer at the time the plan was frozen. Once all benefits are paid from the plan, it will be terminated.

    The Board has established a policy that a director must retire immediately before the Company's annual meeting of stockholders during the calendar year in which the director attains age 72.

    The Board of Directors has adopted a guideline for stock ownership by establishing a goal that each outside director own shares in the Company valued at five times the annual retainer fee ($200,000). Based on the closing price of the Company's common stock on July 31, 2000, this goal represents approximately 5,047 shares. Vested stock options are not counted as stock ownership under the guideline. Ten of the Company's outside directors own sufficient shares to comply with the guideline. The Board believes significant stock ownership by outside directors further aligns their interests with that of the Company's stockholders.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation awarded to, earned by or paid to the Company's chief executive officer and its four other most highly-compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 2000, 1999 and 1998.

                                                                                      LONG-TERM COMPENSATION
                                                                                -----------------------------------
                                                 ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                       ---------------------------------------  -----------------------  ----------
                                                                                RESTRICTED  SECURITIES
                                                                  OTHER ANNUAL    STOCK     UNDERLYING                ALL OTHER
NAME AND                                 SALARY        BONUS      COMPENSATION   AWARD(S)    OPTIONS/       LTIP     COMPENSATION
PRINCIPAL POSITION               YEAR     ($)           ($)           ($)         ($)(1)      SARS(#)    PAYOUTS($)     ($)(2)
------------------               ----  ----------  -------------  ------------  ----------  -----------  ----------  ------------
Frederick W. Smith.............  2000  $1,093,754  $1,048,000     $131,163(3)      --         300,000    $2,000,000    $52,569
CHAIRMAN, PRESIDENT AND CHIEF    1999   1,050,000   1,072,000      276,945(3)      --         300,000    1,750,000      60,956
EXECUTIVE OFFICER                1998     927,912     875,000      227,688(3)      --         700,000    1,246,000      32,279

Kenneth R. Masterson...........  2000     629,708     384,725      460,818(5)    $622,406      50,000      945,750      28,330
EXECUTIVE VICE PRESIDENT,        1999     597,213     601,810(4)     --            --          50,000      791,175      32,805
GENERAL COUNSEL AND SECRETARY    1998     554,593     590,889(4)   420,361(5)     519,844       8,000      456,283      18,520

Alan B. Graf, Jr...............  2000     596,157     363,762      460,818(5)     622,406      50,000      933,075      26,691
EXECUTIVE VICE PRESIDENT AND     1999     567,512     567,731(4)     --            --          50,000      769,725      31,589
CHIEF FINANCIAL OFFICER          1998     527,448     472,579(4)   368,659(5)     519,844      --          445,775      15,818

Dennis H. Jones(6).............  2000     573,266     345,267      317,698(5)     428,500      50,000      840,000      25,821
EXECUTIVE VICE PRESIDENT AND     1999     547,765     553,045(4)     --            --          50,000      605,625      28,654
CHIEF INFORMATION OFFICER        1998     493,998     409,528(4)   368,659(5)     519,844       8,000      302,155      17,277

T. Michael Glenn...............  2000     527,289     329,668      460,818(5)     622,406      50,000      831,250      23,002
EXECUTIVE VICE PRESIDENT,        1999     480,147     493,644(4)     --            --          50,000      605,000      26,564
MARKET DEVELOPMENT AND           1998     400,229     400,950(4)   368,659(5)     519,844      --          286,050      12,746
CORPORATE COMMUNICATIONS

--------------------

(1) The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 2000, the number and value of the aggregate restricted stock holdings of the named executive officers were as follows:

NAME                                                NUMBER OF SHARES HELD     VALUE
----                                                ---------------------   ----------
F.W. Smith........................................        --                    --
K.R. Masterson....................................          37,500          $1,331,250
A.B. Graf, Jr.....................................          40,300           1,430,650
D.H. Jones........................................          32,500           1,153,750
T.M. Glenn........................................          34,500           1,224,750

    - The restrictions on the shares awarded to Mr. Masterson lapse ratably over five years after the date of award with respect to 9,000 shares granted in December 1995 and over four years after the date of award with respect to 8,000 shares granted in February 1997, 7,500 shares granted in March 1998, 8,000 shares granted in July 1999 and 5,000 shares granted in March 2000.

    - The restrictions on the shares awarded to Mr. Graf lapse ratably over five years after the date of award with respect to 9,000 shares granted in October 1995 and 2,800 shares granted in April 1996 and over four years after the date of award with respect to 8,000 shares granted in February 1997, 7,500 shares granted in March 1998, 8,000 shares granted in July 1999 and 5,000 shares granted in March 2000.

    - The restrictions on the shares awarded to Mr. Jones lapse ratably over five years after the date of award with respect to 9,000 shares granted in October 1995 and over four years with respect to 8,000 shares granted in February 1997, 7,500 shares granted in March 1998 and 8,000 shares granted in July 1999. The effect of Mr. Jones's retirement on his restricted stock holdings is discussed under the caption "Transactions with Management and Others and Compensation Committee Interlocks and Insider Participation -- Consulting Agreement" on page 22.

    - The restrictions on the shares awarded to Mr. Glenn lapse ratably over five years after the date of award with respect to 8,000 shares granted in October 1995 and over four years with respect to 6,000 shares granted in February 1997, 7,500 shares granted in March 1998, 8,000 shares granted in July 1999 and 5,000 shares granted in March 2000.

    Holders of restricted shares are entitled to receive any dividends declared on such shares. The Company has never declared a dividend on its shares because its policy has been to reinvest earnings in the business of the Company.

(2) These amounts represent profit sharing payments to the named executive officers and contributions under the Federal Express Corporation Profit Sharing Plan, in which the Company participates.

(3) Of the amounts shown for 2000, 1999 and 1998, $74,934, $189,450 and
    $150,658, respectively, represent personal use of corporate aircraft treated as taxable income to Mr. Smith. Of the amounts shown for 2000, 1999 and 1998, $49,191, $80,405 and $71,228, respectively, are for financial counseling.

(4) The amounts shown for 1999 represent annual performance bonuses received by each officer under the Company's annual performance bonus plan and bonuses received for promotion. The amounts shown for 1998 represent annual performance bonuses received by each officer under the Company's annual performance bonus plan, bonuses received by each officer for promotion and an additional special recognition award received by each officer.

(5) The amounts shown for Messrs. Masterson, Graf, Jones and Glenn in 2000 and for Messrs. Graf, Jones and Glenn in 1998 represent tax reimbursements related to restricted stock awards. Of the amounts shown for Mr. Masterson for 1998, $368,659 represents tax reimbursements related to restricted stock awards.

(6) Mr. Jones has announced that he will retire as an executive officer of the Company. Robert B. Carter has been appointed as the Company's new Executive Vice President and Chief Information Officer. In connection with
    Mr. Jones's retirement, he and the Company have entered into a consulting agreement, which is discussed under the caption "Transactions with Management and Others and Compensation Committee Interlocks and Insider Participation -- Consulting Agreement" on page 22.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock option grants under the Company's Stock Incentive Plans made during the fiscal year ended
May 31, 2000 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and the Company's future performance and prospects. Consequently, there can be no assurance that the potential realizable values shown in this table will be achieved.

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF      % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                        SECURITIES    OPTIONS/SARS                              STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO    EXERCISE OR                         OPTION TERM
                       OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------------
NAME                    GRANTED(#)    FISCAL YEAR      ($/SH)*        DATE         5% ($)          10% ($)
----                   ------------   ------------   -----------   ----------   -------------   -------------
F.W. Smith...........    300,000          9.66%        $55.9375    06/01/09      $10,553,638     $26,744,991
K.R. Masterson.......     40,000          1.29          55.9375    06/01/09        1,407,152       3,565,999
                          10,000          0.32          41.6563    01/21/10          261,974         663,894
A.B. Graf, Jr........     40,000          1.29          55.9375    06/01/09        1,407,152       3,565,999
                          10,000          0.32          41.6563    01/21/10          261,974         663,894
D.H. Jones...........     40,000          1.29          55.9375    06/01/09        1,407,152       3,565,999
                          10,000          0.32          41.6563    01/21/10          261,974         663,894
T.M. Glenn...........     40,000          1.29          55.9375    06/01/09        1,407,152       3,565,999
                          10,000          0.32          41.6563    01/21/10          261,974         663,894

--------------------

* The exercise price of the options granted to the individuals shown above was the fair market value of the Company's common stock (the mean between the high and low prices of the stock on the New York Stock Exchange) at the date of grant. The options granted are subject to a vesting schedule as follows:
    25% after one year from date of grant; 50% after two years; 75% after three years; and 100% after four years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During fiscal 2000, options for a total of 3,106,450 shares were granted to various employees of the Company and its subsidiaries. The effect of Mr. Jones's retirement on his stock options is discussed under the caption "Transactions with Management and Others and Compensation Committee Interlocks and Insider Participation -- Consulting Agreement" on page 22.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth, with respect to each named executive officer, the number of shares covered by both exercisable and unexercisable stock options as of May 31, 2000, and the values of the "in-the-money" options. The values of "in-the-money" options represent the positive spread between the exercise price of any such option and the fair market value of the Company's common stock (the mean between the high and low prices of the stock on the New York Stock Exchange) on May 31, 2000. None of the named executive officers exercised any stock options during fiscal 2000.

                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                            OPTIONS/SARS AT FY-END(#)           AT FY-END($)
                                           ---------------------------   ---------------------------
NAME                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                       -----------   -------------   -----------   -------------
F.W. Smith...............................    995,000        905,000      $13,300,838     $3,135,073
K.R. Masterson...........................    253,000        128,200        4,388,129        801,237
A.B. Graf, Jr............................    131,800        204,200        2,152,164      2,084,452
D.H. Jones...............................     86,512        198,200        1,546,802      1,946,390
T.M. Glenn...............................    187,500        198,500        3,279,503      2,014,643

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

    The following table sets forth estimates of the possible future payouts to each of the named executive officers (other than Mr. Jones) under the Company's long-term performance bonus plans.

                                             PERFORMANCE         ESTIMATED FUTURE PAYOUTS
                                              OR OTHER       UNDER NON-STOCK PRICE-BASED PLANS
                                            PERIOD UNTIL    -----------------------------------
                                            MATURATION OR   THRESHOLD     TARGET      MAXIMUM
NAME                                           PAYOUT       ($ OR #)     ($ OR #)     ($ OR #)
----                                        -------------   ---------   ----------   ----------
F.W. Smith................................     5/31/01      $750,000    $1,500,000   $2,250,000
                                               5/31/02       750,000     1,500,000    2,250,000
                                               5/31/03       750,000     1,500,000    2,250,000

K.R. Masterson............................     5/31/01       375,000       750,000    1,125,000
                                               5/31/02       375,000       750,000    1,125,000
                                               5/31/03       375,000       750,000    1,125,000

A.B. Graf, Jr.............................     5/31/01       375,000       750,000    1,125,000
                                               5/31/02       375,000       750,000    1,125,000
                                               5/31/03       375,000       750,000    1,125,000

T.M. Glenn................................     5/31/01       375,000       750,000    1,125,000
                                               5/31/02       375,000       750,000    1,125,000
                                               5/31/03       375,000       750,000    1,125,000

    Because Mr. Jones is retiring as an executive officer of the Company, he will not be eligible to receive future payouts under the long-term incentive plans set forth in the table and discussed below. See "Transactions with Management and Others and Compensation Committee Interlocks and Insider Participation -- Consulting Agreement" on page 22.

    In 1998, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 2000 if the Company achieves certain earnings per share targets established by the Compensation Committee with respect to the three-fiscal year period 1998 through 2000. The Compensation Committee has established similar plans for the three-fiscal year periods 1999 through 2001, 2000 through 2002 and 2001 through 2003, providing bonus opportunities for 2001, 2002 and 2003, respectively, if certain earnings per share targets are achieved with respect to those periods. No amounts can be earned for the 1999 through 2001, 2000 through 2002 and 2001 through 2003 plans until 2001, 2002 and 2003, respectively, because achievement of the earnings per share objectives can only be determined following the conclusion of the applicable three-fiscal year period. Each successive plan has earnings per share targets that are higher than those in the previous plans.

    Under each plan, the average percentage of an individual's achievement of individual objectives under the Company's annual performance bonus plan (which is discussed on page 18) for the three-fiscal year period of each of the long-term performance bonus plans will be used as an individual performance measure when calculating individual bonuses, except for Mr. Smith whose individual performance measure will be determined by the Compensation Committee. The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts if the objectives are minimally achieved, up to maximum amounts if the plan targets are substantially exceeded. Individual bonuses may be adjusted downward from these amounts if the individual's average individual achievement percentage is less than 100% for the three-fiscal year period of each of the plans. There can be no assurance that the estimated future payouts shown in this table will be achieved.

                               PENSION PLAN TABLE

    The following table shows the estimated annual pension benefits payable to participants upon retirement on a single life annuity basis in specified remuneration classes and years of credited service under the Federal Express Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan, which provides 100% of the benefit that would otherwise be denied certain participants by reason of Internal Revenue Code limitations on qualified plan benefits. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

                                                  YEARS OF SERVICE
                            ------------------------------------------------------------
REMUNERATION                   10          15           20           25           30
------------                ---------   ---------   ----------   ----------   ----------
$ 800,000.................  $160,000    $240,000    $  320,000   $  400,000   $  400,000
  900,000.................   180,000     270,000       360,000      450,000      450,000
 1,000,000................   200,000     300,000       400,000      500,000      500,000
 1,100,000................   220,000     330,000       440,000      550,000      550,000
 1,200,000................   240,000     360,000       480,000      600,000      600,000
 1,800,000................   360,000     540,000       720,000      900,000      900,000
 2,200,000................   440,000     660,000       880,000    1,100,000    1,100,000
 2,600,000................   520,000     780,000     1,040,000    1,300,000    1,300,000

    The remuneration specified in the Pension Plan Table includes "Salary" and "Bonus" as reported in the Summary Compensation Table on page 12. Because the covered compensation is the average of the three calendar years of highest earnings during employment, the amount differs from that set forth in the Summary Compensation Table and is stated below, together with the credited years of service achieved.

                                                                                YEARS OF
NAME                                                     COVERED COMPENSATION   SERVICE
----                                                     --------------------   --------
F.W. Smith.............................................       $1,786,639           28
K.R. Masterson.........................................        1,009,143           20
A.B. Graf, Jr..........................................          919,455           20
D.H. Jones.............................................          888,108           25
T.M. Glenn.............................................          753,084           19

                    REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The compensation of the Company's executives comprises three basic components: base salary; annual and long-term performance bonus plans; and long-term equity incentives. The Compensation Committee of the Board of Directors determines the compensation of the executive officers of the Company, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer of the Company.

    BASE SALARY. The establishment of competitive base compensation for the Company's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. The Compensation Committee believes that general industry is an appropriate comparison category in determining competitive compensation because the Company's executives can be recruited from, and by, businesses outside the Company's industry peer group. In its fiscal 2000 executive compensation review, the Compensation Committee considered compensation survey information published by two major consulting firms and compensation information on the Company's officers and top officers of other companies available from a group of companies in general industry with annual sales in excess of $10 billion. Base salaries are generally targeted at the 75th percentile of base salaries for comparable positions in the comparison surveys mentioned above.

    None of the factors mentioned above is given any particular weight in determining base compensation. Other factors also may influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. The Compensation Committee's target for Mr. Smith is the 75th percentile as is the case with the other executive officers. Although Mr. Smith's base salary was increased in fiscal 2000, his base salary remains below the market median of base salaries of chief executive officers in the comparison surveys.

    PERFORMANCE BONUS PLANS. Bonus targets were established as a percent of pay based on pay level. If both the individual and plan objectives are achieved, the plan is designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved up to a maximum amount if such objectives are substantially exceeded. For fiscal 2000, the threshold bonus level was established at an amount which, when added to base salary, could be less than the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under BASE SALARY. Thus, total salary and bonus for executive officers (assuming achievement of all individual objectives) is designed to range from less than the 50th up to the 75th percentile of total salary and bonus for comparable positions in the comparison surveys according to the degree to which plan objectives are met or exceeded.

    Mr. Smith's bonus is determined by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Compensation Committee determines and recommends to the Board of Directors a bonus which, when combined with base salary, may be up to the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under BASE SALARY. Mr. Smith received an annual bonus of $1,048,000 for fiscal 2000, which, together with his base salary, is below the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under BASE SALARY.

    In 1998, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal 2000 if the Company achieved certain earnings per share targets established by the Compensation Committee with respect to the three-fiscal year period 1998 through 2000. Bonuses were awarded under the long-term plan in fiscal 2000 to upper management, including the named executive officers, based on achievement of above plan performance for the three-fiscal year period. The Committee has established similar plans for the three-fiscal year periods 1999 through 2001, 2000 through 2002 and 2001 through 2003, providing bonus opportunities for fiscal 2001, 2002 and 2003, respectively, if certain earnings per share targets are achieved with respect to those periods. The Long-Term Incentive Plans Table on page 16 sets forth the estimated future payouts for the named executive officers under these plans if the three-fiscal year earnings per share objectives are achieved.

    LONG-TERM EQUITY INCENTIVES. Stock options were granted as long-term incentives in fiscal 2000 to certain key employees of the Company, including executive officers, under certain of the Company's Stock Incentive Plans. Under the terms of the plans, the Company may grant options to key employees (as determined by the Compensation Committee) to purchase such number of shares of the Company's common stock as is determined by the Compensation Committee.

    The number of shares for which options are granted to executive officers is generally determined by the Compensation Committee based on the respective officer's senior officer status. No set criteria are used, however, and other factors may influence the Compensation Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

    Under the terms of the Company's 1995 and 1997 Restricted Stock Plans, the Company may award restricted stock to key employees as determined by the Compensation Committee. Although no set criteria are used to determine the amount of restricted stock awarded, the Compensation Committee's determination may be influenced by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to the Company or the number of shares then available for award. In fiscal 2000, 283,750 shares of restricted stock were awarded.

    Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation for the chief executive officer and the four other highest paid executive officers to $1,000,000 per year, unless certain requirements are met. The policy of the Company is generally to design its compensation plans and programs to ensure full deductibility. The Compensation Committee attempts to balance this policy with compensation programs designed to motivate management to maximize stockholder wealth. There are times when it is determined that the interests of the stockholders are best served by the implementation of compensation policies that do not restrict the Compensation Committee's ability to exercise its discretion in crafting compensation packages even though such policies may result in certain non-deductible compensation expenses.

    Because the Company's Stock Incentive Plans comply with Section 162(m), compensation recognized by the five highest paid executive officers under these plans will qualify for appropriate tax deductions. The Company's annual and long-term performance bonus plans and its Restricted Stock Plans do not meet all of the conditions for qualification under Section 162(m). Therefore, compensation received under these plans will be subject to the $1,000,000 deductibility limit.

                         COMPENSATION COMMITTEE MEMBERS

                         Ralph D. DeNunzio -- CHAIRMAN

                                Robert H. Allen
                                J. R. Hyde, III
                                 Paul S. Walsh

                         CHANGE IN CONTROL ARRANGEMENTS

STOCK INCENTIVE AND RESTRICTED STOCK PLANS

    The Company's Stock Incentive Plans provide that, in the event of a change in control (as defined in the plans), each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable, except that no option may be exercised less than six months from the date of grant. This right continues, with respect to holders whose employment with the Company terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner.

    The Company's Restricted Stock Plans provide that, in the event of a change of control (as defined in the plans), the restricted shares will be canceled and the Company shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of the Company's common stock in connection with the change of control multiplied by the number of restricted shares held.

MANAGEMENT RETENTION AGREEMENTS

    The Company has entered into Management Retention Agreements ("MRAs") with certain senior officers of the Company and its subsidiaries, including the named executive officers. The purpose of the MRAs is to secure the executives' continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs). The terms and conditions of the MRAs with the named executive officers are summarized below.

    TERM. The MRAs renew annually for consecutive two-year terms, unless the Company gives six months' prior notice that the agreements will not be extended. The non-extension notices may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of the Company.

    EMPLOYMENT PERIOD. Upon a change of control, the MRA immediately establishes a three-year employment agreement with the executive officer. During the employment period, the officer's position (including status, title, authority, duties and responsibilities) may not be diminished. The officer's position is considered diminished if the Company becomes a subsidiary of another company or if another company acquires all or substantially all of the Company's assets, unless the parent or successor assumes all of the Company's obligations under the MRA and the officer assumes a position with the parent or successor commensurate with his former position.

    COMPENSATION. During the three-year employment period, the executive officer receives base salary (no less than his highest base salary over the twelve-month period prior to the change of control), annual bonus (no less than his average bonus over the three-year period prior to the change of control), incentive, savings and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

    TERMINATION. The MRA terminates immediately upon the executive officer's death. The Company may terminate the MRA for disability if the disability is determined to be total after 26 weeks. Once disability is established, the officer receives 180 days' prior notice of termination. The Company also may terminate the officer's MRA for "cause."

    BENEFITS FOR QUALIFYING TERMINATIONS. A "Qualifying Termination" is a termination by the Company other than for cause, disability or death, by the officer "for good reason" (principally relating to assignment of duties inconsistent with the officer's position and reductions in compensation) or by the officer for any reason during the thirty-day period beginning with the first anniversary date of the change of control.

    In the event of a Qualifying Termination, the executive officer will receive: (1) a lump sum cash payment equal to three times his annual compensation, which includes his base salary, target annual bonus, target long-term incentive compensation, and Company matching contributions to various benefit plans; and (2) a lump sum cash payment equal to the actuarial present value at termination of the amount required to be contributed by the Company to fund the benefits to the officer under the Company's pension and parity plans based on an additional 36 months of base salary and target annual bonus and an additional 36 months of age and service, or, if greater, the number of additional months of age and service necessary to provide the officer with 25 years of service and an attained age of 60 under the plans.

    For a period ending on the earliest of: (i) 36 months following the termination date, (ii) the commencement of equivalent benefits from a new employer, or (iii) the date on which the executive officer reaches age 60, the Company agrees to keep in force each plan and policy providing medical, accidental death, disability and life coverage to the officer and his dependents with the same level of coverage and the same terms as each policy and plan in effect immediately prior to the termination date.

    The Company agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer from the Company that trigger certain excise taxes.

    In exchange for these benefits, the executive officer has agreed that, for the one-year period following his termination, he will not own, manage, operate, control or be employed by any enterprise that competes with the Company or any of its affiliates.

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS AND
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

LOANS TO MANAGEMENT

    Pursuant to the provisions of the Company's Stock Incentive Plans, the Company has made an interest-free demand loan to Dennis H. Jones, the Company's Executive Vice President and Chief Information Officer, to assist him in exercising non-incentive stock options and paying any tax liability associated with such exercise. The loan is fully secured by common stock of the Company. This loan is repayable on demand and in any event prior to the termination of the consulting agreement between Mr. Jones and the Company discussed below under " -- Consulting Agreement." The highest balance of the loan for the period
June 1, 1999 through July 31, 2000 was $7,945,938. The loan balance at July 31, 2000 was $7,945,938.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    The law firm of Waring Cox represented Federal Express Corporation, a wholly-owned subsidiary of the Company, during fiscal 2000. Mr. Cox, a director, is a named partner in that firm. Federal Express Corporation expects to utilize the services of this firm during fiscal 2001. Mr. Mitchell, a director, represented the Company pursuant to a retainer arrangement during fiscal 2000 for a fee of $100,000. Charles T. Manatt, a former director and member of the Compensation Committee who resigned in December 1999 to become the United States ambassador to the Dominican Republic, represented the Company pursuant to a retainer arrangement during a portion of fiscal 2000 for a fee of $66,666.

CONSULTING AGREEMENT

    In connection with Dennis H. Jones's retirement as an executive officer of the Company, he and the Company have entered into a consulting agreement under which Mr. Jones will provide consulting services to the Company as may be reasonably requested by the Company's Chief Executive Officer. In consideration of such consulting services and his agreement to make himself available to provide such services, the Company will pay Mr. Jones $48,528 per month during the term of the agreement, which extends through December 31, 2002.

    In addition, Mr. Jones may exercise all stock options currently exercisable and which become exercisable during the term of the agreement, and shall be entitled to all shares of restricted stock previously granted to him and upon which restrictions lapse during the term of the agreement. Upon termination of the agreement, all unvested stock options and shares of restricted stock will be forfeited. In lieu of receiving payments under the annual bonus and long-term incentive plans for fiscal 2001, Mr. Jones shall receive an agreed-upon pro-rated settlement payment with respect to each plan, payable at the time payments are made to other participants in such programs.

    As additional consideration for entering into the agreement, Mr. Jones has agreed not to work for or provide services to certain competitors of the Company and to refrain from disclosing any proprietary information to any party.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's common stock during the last five fiscal years with the Standard & Poor's 500 Composite Index and the Standard & Poor's 500 Transportation Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the Company's common stock and in each of the foregoing indices on May 31, 1995, and assumes the reinvestment of all dividends. No dividends were paid on the Company's common stock during this five-year period. The graph depicts the change in the value of the Company's common stock relative to the indices as of the end of each fiscal year and not for any interim period. Historical stock performance is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      (FEDEX, S&P 500 COMPOSITE INDEX AND
                         S&P 500 TRANSPORTATION INDEX)

    [PERFORMANCE GRAPH APPEARS HERE]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           FEDEX CORPORATION  S & P 500 COMPOSITE INDEX  S & P 500 TRANSPORTATION INDEX
Fiscal Year Ended May 31,
1995                                    $100                       $100                            $100
1996                                     128                        128                             131
1997                                     175                        166                             157
1998                                     214                        217                             177
1999                                     366                        263                             194
2000                                     248                        290                             149

    THE FOREGOING STOCK PERFORMANCE GRAPH AND REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                             PROPOSAL 2 -- AUDITORS

    Arthur Andersen LLP has served as the auditors for Federal Express Corporation since 1972 and for the Company since its inception. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to be the Company's independent auditors for the fiscal year ending May 31, 2001. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions and to make a statement if they desire.

    The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                 OTHER MATTERS

    The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

                             ADDITIONAL INFORMATION

PROXY SOLICITATION

    The Company will pay the entire cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mail, proxies may be solicited either personally or by mail, telephone, facsimile or other electronic means by directors, officers and regularly engaged employees of the Company, none of whom will receive additional compensation therefor. Brokerage firms, custodians, fiduciaries and other nominees will be requested to forward solicitation materials to beneficial owners and will be reimbursed by the Company upon request for their out-of-pocket expenses. The Company has retained Morrow &
Co., Inc. to assist in the solicitation of proxies for a fee of up to $25,000, which includes reimbursement of expenses.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholder proposals intended to be presented at the Company's 2001 annual meeting must be received by the Company no later than April 16, 2001, to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's meeting. Proposals should be addressed to FedEx Corporation,
Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

    For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2001 annual meeting, Securities and Exchange Commission rules will permit management to vote proxies in its discretion if the Company does not receive notice of the proposal by June 29, 2001. Notices of intention to present proposals at the 2001 annual meeting should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

                                          By order of the Board of Directors,

                                          /s/ Kenneth R. Masterson

                                          KENNETH R. MASTERSON
                                                  SECRETARY

PROXY                                                                      PROXY

                                FEDEX CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
     THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 25, 2000

The undersigned hereby constitutes and appoints Kenneth R. Masterson and Alan B. Graf, Jr., and each of them, jointly and severally, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Westin William Penn, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, on Monday, September 25, 2000, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof, on Items 1 and 2 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES HELD FOR THE UNDERSIGNED IN ANY EMPLOYEE BENEFIT PLAN OF FEDEX CORPORATION OR ITS SUBSIDIARIES.

ELECTION OF CLASS II DIRECTORS. NOMINEES:                 COMMENTS

    01) Ralph D. DeNunzio                    -----------------------------------
    02) George J. Mitchell                   -----------------------------------
    03) Joshua I. Smith                      -----------------------------------
                                             -----------------------------------
                                             (If you have written in the above
                                             space, please mark the
                                             corresponding box on the reverse
                                             side of this card.)

You are encouraged to specify your choices by marking the          SEE REVERSE
appropriate boxes on the reverse side, but you need not mark          SIDE
any boxes if you wish to vote in accordance with the Board         -----------
of Directors' recommendations. Mr. Masterson and Mr. Graf cannot vote your shares unless you sign and return this card or vote on the Internet or by telephone.

--------------------------------------------------------------------------------

                         2000 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for FedEx Corporation's Annual Meeting of Stockholders.

1. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 14, 2000, and will be published in the program for the meeting. If you do not return your proxy card or vote on the Internet or by telephone prior to the meeting, you may sign, date and hand your proxy card to the Inspector of Election or any of the individuals at the registration table. If you wish to change your vote or vote by ballot, a ballot will be distributed to you during the meeting.

2. Please register your attendance at the meeting on the sign-up sheet at the registration table. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners or similar materials may be brought into the meeting.

3. If you wish to comment on any of the proposals that will be voted on at the meeting or ask an appropriate question about the business of the Company after the meeting, please register your intention to do so on the sign-up sheet at the registration table.

4. The use of cameras or sound recording equipment of any kind is prohibited, except those employed by the Company to provide a record of the proceedings.

5. Time has been reserved after the meeting for stockholder questions that relate to the business of the Company. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder or employee before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes in order to provide an opportunity for as many stockholders as possible.

6.   Personal grievances or claims are not appropriate subjects for the meeting.

7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Company's first quarter report on Form 10-Q.

/X /  Please mark your
      votes as in this
      example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2.

                    FOR     WITHHELD
                    ALL       ALL
1.   Election of    / /       / /
     Class II
     Directors.

FOR, except vote withheld from the following nominee(s):


---------------------------------------------

                    FOR     AGAINST   ABSTAIN
2.   Approval of    / /       / /       / /
     Independent
     Auditors.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED
TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE MEETING OR ANY POSTPONEMENTS OR
ADJOURNMENTS THEREOF.


                                         Comments on reverse side.         / /

                                       I request my name be disclosed
                                       with my vote and comments, if any.  / /

                                   The signer hereby revokes all proxies
                                   heretofore given by the signer to vote at said meeting or any postponements or adjournments thereof.

                                   NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                   --------------------------------------------


                                   --------------------------------------------
                                              SIGNATURE(S)       DATE

--------------------------------------------------------------------------------

        ----------------------------------------------------------------
        |                                                               |
        ----------------------------------------------------------------

      IF YOU WISH TO VOTE ON THE INTERNET OR BY TELEPHONE, PLEASE READ THE
                               INSTRUCTIONS BELOW.

Dear Stockholder:

Internet and telephone voting are convenient ways to vote your shares on matters to be covered at the 2000 Annual Meeting of Stockholders. Voting on the Internet or by telephone eliminates the need to return your proxy card.

To vote your shares on the Internet or by telephone, you must have available the control number printed in the above box, just below the perforation. When voting on the Internet or by telephone, you will be prompted to enter this control number in order to access the system.

1.   Internet Voting:   Log on to the Internet and go to the Web site
     ---------------    http://www.eproxyvote.com/fdx.

                NOTE:   IF YOU VOTE ON THE INTERNET, YOU MAY ELECT
                -----   TO HAVE NEXT YEAR'S PROXY STATEMENT AND ANNUAL
                        REPORT TO STOCKHOLDERS DELIVERED TO YOU VIA THE
                        INTERNET. WE STRONGLY ENCOURAGE YOU TO ENROLL IN
                        INTERNET DELIVERY. IT IS A COST-EFFECTIVE WAY FOR
                        US TO SEND YOU PROXY MATERIALS AND ANNUAL REPORTS.

2.   Telephone Voting:  On a touch-tone telephone, call 1-877-PRX-VOTE
     ----------------   (1-877-779-8683) 24 hours a day, 7 days a week.

If you choose to vote on the Internet or by telephone, you do NOT need to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.